Exhibit 10.16a

AMENDMENT NO. 1 TO PLEDGE AGREEMENT

THIS AMENDMENT NO. 1 TO PLEDGE AGREEMENT (this “Amendment”) is made and entered into as of the 7th day of June, 2006, by and between UNDER ARMOUR, INC., a Maryland corporation (“Pledgor”); and THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, in its capacity as agent (in such capacity, the “Agent”) for the Lenders (as hereinafter defined) under the Financing Agreement (as hereinafter defined).

BACKGROUND STATEMENT

A. Pledgor and the Agent are parties to a certain Pledge Agreement (Under Armour, Inc.), dated September 28, 2005 (the “Pledge Agreement”), executed and delivered pursuant to the provisions of a certain Second Amended and Restated Financing Agreement, also dated September 28, 2005 (such Second Amended and Restated Financing Agreement, as amended, modified, supplemented or restated from time to time, the “Financing Agreement”), among Pledgor and its wholly-owned domestic subsidiaries that are parties thereto from time to time (each, a “Borrower” and collectively, the “Borrowers”), the lenders and financial institutions that are parties thereto from time to time (collectively, the “Lenders”), and the Agent.

B. Pursuant to the Financing Agreement, the Lenders have agreed, upon the terms and subject to the conditions contained therein, to extend certain financing to the Borrowers as more particularly described in the Financing Agreement. All capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Financing Agreement.

C. Pursuant to the Pledge Agreement, Pledgor has granted to the Agent, for the benefit of the Lenders, a security interest in 100% of the stock and membership interests of Under Armour Retail, Inc., a Maryland corporation, and Under Armour Hong Kong, LLC, a Maryland limited liability company, and 65% of the stock of Under Armour Canada, Inc., a Canadian corporation, as security for the Obligations.

D. Pledgor has created and formed a new wholly-owned Domestic Subsidiary, Under Armour Direct, Inc. (“Under Armour Direct”), a Maryland corporation.

E. Pursuant to Section 7.4(g) of the Financing Agreement, Under Armour Direct, the other Borrowers and the Agent have executed and delivered a Joinder Agreement, dated of even date herewith, by which Under Armour Direct and other newly created Domestic Subsidiaries of Pledgor have each become a co-borrower under the Financing Agreement and are permitted to borrow from the Lenders under the Financing Agreement pursuant to the terms thereof.

F. It is an additional requirement under Section 7.4(g) of the Financing Agreement that Pledgor execute and deliver this Amendment and confirm that the Collateral granted by Pledgor to the Agent, for the benefit of the Lenders, under the Financing Agreement and the other Loan Documents as security for the Obligations includes all of the issued and outstanding stock of Under Armour Direct.

G. To accomplish the foregoing, Pledgor and the Agent wish to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Amendments to Pledge Agreement. The Pledge Agreement is amended as follows:

(a) The definition of “Companies” is amended, for all purposes, to also refer to and include Under Armour Direct.

(b) Exhibit A attached to the Pledge Agreement (Description of Pledged Interests) is amended to also include 1,000 shares of the common stock of Under Armour Direct evidenced by certificate number 1.

(c) The definition of “Pledged Interests” is amended, for all purposes, to also refer to and include the shares of capital stock of Under Armour Direct described in this Amendment and all additional shares of capital stock of Under Armour Direct acquired by Pledgor in any manner.

2. Full Force and Effect. As expressly amended hereby, the Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Pledge Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Pledge Agreement as amended by this Amendment.

3. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

5. Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

6. Waiver of Jury Trial. THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PLEDGE AGREEMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

IN WITNESS WHEREOF, Pledgor and the Agent have each caused this Agreement to be duly executed by its duly authorized corporate officers on the day and year first above written.

UNDER ARMOUR, INC. (“Pledgor”)

By:	/s/ Kevin M. Haley
Title: Vice President and Secretary

THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent (“Agent”)

By:	/s/ Dan Upchurch
Title: Vice President

CONSENT OF UNDER ARMOUR DIRECT, INC.

The undersigned, UNDER ARMOUR DIRECT, INC., a Maryland corporation, does hereby acknowledge receipt of a copy of the within and foregoing Amendment No. 1 to Pledge Agreement and hereby grants its consent to the pledge by UNDER ARMOUR, INC., a Maryland corporation (“Pledgor”), of the issued and outstanding shares of capital stock of the undersigned to The CIT Group/Commercial Services, Inc., a New York corporation, in its capacity as agent for the Lenders under the Financing Agreement, pursuant to the terms of the foregoing Pledge Agreement.

IN WITNESS WHEREOF, the Company has hereunto caused this consent to be duly executed by its duly authorized corporate officers as of the 19th day of May, 2006.

COMPANY:

UNDER ARMOUR DIRECT, INC.

By:	/s/ Kevin M. Haley
Title: Secretary

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